FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


         Date of Report (Date of Earliest Event Reported) June 17, 1997


                 CURRENT REPORT PURSUANT TO SECTION 13 or 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Commission file number: 1-13418


                         FALCON BUILDING PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)




                       DELAWARE                         36-3931893
            (State or Other Jurisdiction of         (I.R.S. Employer
            Incorporation or Organization)          Identification No.)


                            TWO NORTH RIVERSIDE PLAZA
                             CHICAGO, ILLINOIS 60606
                     (Address of Principal Executive Office)


                                 (312) 906-9700
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
   (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                     REPORT)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On June 17, 1997 Falcon Building Products, Inc. ("Falcon") and Investcorp, the international investment group, announced the closing of the merger and recapitalization transaction pursuant to an agreement signed and announced on March 20, 1997. As a result of the transaction, and pursuant to the merger agreement, Investcorp and other international investors will own approximately 88% of the equity of Falcon. The remaining 12% will be owned by existing shareholders, including management. As a result of the merger, Falcons shares will be de-listed from the New York Stock Exchange.

     The merger was approved by a majority of Falcon's shareholders at a special meeting held on June 17, 1997. At the announced price of $17.75, the merger, including the financings described below, is valued at approximately $585 million.

     At closing, the transaction was financed by $175 million of proceeds from the term loan under the Senior Credit Facilities lead-managed by affiliates of The Chase Manhattan Bank and Bankers Trust Company, $145 million of 9 1/2% Senior Subordinated Notes ("Notes"), $102 million in gross proceeds of 10 1/2% Senior Subordinated Discount Notes ("Discount Notes") and approximately $135 million of equity contributed by affiliates of Investcorp and other international investors. The Notes and Discount Notes were privately placed by Smith Barney Inc., BT Securities Corporation, Chase Securities Inc. and Merrill Lynch & Co. The Credit Agreement for the Senior Credit Facility and the Indentures for the Notes and Discount Notes are included as exhibits to this Form 8-K. In addition, Falcon has maintained and increased its Asset Securitization Facility to $100 million which was lead-managed by PNC Bank, N.A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

                 4.1 Indenture, including therein the form of Note between the Registrant and Harris Trust and Savings Bank, as Trustee, providing for 9 1/2% Senior Subordinated Notes due 2007.

                 4.2 Indenture, including therein the form of Note between the Registrant and Harris Trust and Savings Bank, as Trustee, providing for 10 1/2% Senior Subordinated Discount Notes due 2007.

                10.1 Credit Agreement dated as of June 17, 1997 among Falcon Building Products, Inc. and Chase Securities, Inc. as Arranger, Bankers Trust Company as Documentation Agent, The Chase Manhattan Bank as Administrative Agent and the lenders named therein.

                99.1 Press release dated June 17, 1997 announcing the closing of the merger and recapitalization transaction.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FALCON BUILDING PRODUCTS, INC.




                                   By:  /s/ Gus J. Athas
                                        ----------------
                                        Gus J. Athas
                                        Executive Vice President
                                        and Secretary



Dated:  June 30, 1997